Exhibit 10.3

11 Good Energy Sciences, Inc.

4450 Belden village Street N.W., Suite 800

Canton, OH 44718

Mario Larach, as the Sellers’ Representative	August 5, 2011
3525-723 Del Mar Heights Rd.
San Diego, CA 92130-2122

Re: Stock Purchase Agreement dated July 11, 2011(the “Agreement”), by and among 11 Good Energy, Inc., a Delaware corporation (“Parent”), 11 Good Energy Sciences, Inc, a Delaware corporation and a wholly-owned subsidiary of Parent (“Buyer”), Kai BioEnergy Corp., a Hawaiian corporation (“Company”) and the Company’s stockholders, namely, Mario Larach and Frank Infelise (such stockholders, collectively, the “Sellers”).

Gentlemen:

Currently, the Closing Date in section 2.1(b) of the above captioned Agreement is August 5, 2011(the “Closing Date”) and the reference contained in section 8.1(b) of the above captioned Agreement is also August 5, 2011 (the “Termination Date”). On or before the close of business on August 5, 2011, Buyer shall wire (or arrange for a third party to wire on its behalf) to the Company an option fee of $68,000 to extend the Closing Date and Termination Date until the close of business on August 12, 2011. At Buyer’s option, on or before the closing of business on August 12, 2011, Buyer shall wire (or arrange for a third party to wire on its behalf) to the Company an additional option fee of $68,000 to extend the Closing Date and Termination Date until the close of business on August 19, 2011. At the Buyer’s option, on or before the closing of business on August 19, 2011, Buyer shall wire (or arrange for a third party to wire on its behalf) to the Company an additional option fee of $68,000 to extend the Closing Date and Termination Date until the close of business on August 31, 2011. Each option fee shall be non-refundable, but in the event the closing occurs on or before the Closing Date, each option fee paid shall be fully credited towards the $1.1 million requirement contained in section 2.3 of the Agreement. All other terms and conditions of the Agreement remain unchanged.

11 GOOD ENERGY SCIENCES, INC.

By: /s/ Gary R. Smith
Gary R. Smith, COO

Sellers’ Representative

By: /s/ Mario Larach
Mario Larach, as Sellers’ Representative